SEPARATION, SEVERANCE

                          AND GENERAL RELEASE AGREEMENT


     THIS AGREEMENT is entered into by and between FRED LEVINE, the undersigned employee ("Employee") and SCHICK TECHNOLOGIES, INC. ("Employer" or the "Company"), as of the 27th day of August, 1999. (The Employee and Employer are sometimes collectively referred to herein as the "parties.")

     The parties hereby knowingly and voluntarily agree to enter into this Separation, Severance and General Release Agreement (the "Agreement") in order to resolve any and all outstanding issues and to set forth all obligations between the parties. Employee and Employer acknowledge and agree that this Agreement constitutes the sole obligations of each to the other, supersedes all previous agreements and/or promises and that no other promises, commitments or representations have been made with or by either of the parties to the other.

     Employee's employment with Employer, and Employee's membership on Employer's Board of Directors will cease as of 5:00 p.m. on August 27, 1999 (the "Termination Date"). In consideration for executing this Agreement, Employee will receive the following :

(a) continued payment of his current salary, in the gross annual amount of $170,000, minus applicable payroll deductions, for a period of one year following the Termination Date. Said payments shall be made by Employer to Employee in equal bi-weekly increments, on the dates on which the Employer's company payroll is regularly paid.

(b)  Continued  receipt  of the  following  benefits  on the same terms by which
     Employee currently receives those benefits from Employer : medical insurance and dental insurance for a period of one year following the Termination Date. In the event that the terms or availability of any of the foregoing benefits are changed, modified or terminated generally for all company employees or for a majority of said employees, then the terms of those benefits may be changed, modified or terminated accordingly by Employer, at its sole option, with respect to the benefits conferred upon Employee hereunder. Furthermore, in the event that Employee obtains any of the foregoing benefits from a third party (such as a new employer), then Employer, at its sole option, may immediately cease to provide those benefits to Employee;

     Furthermore, Employee shall be entitled to indemnification by Employer in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he was an officer and/or employee of Employer,


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pursuant to the  provisions of Article V of Employer's  By-laws,  as amended,  a copy of which Article is annexed hereto and made a part hereof.

     Employee acknowledges that he has been advised that his medical insurance coverage will end no later than August 27, 2000 and that he can elect to continue coverage under Employer's Medical Insurance Plan thereafter at his own cost in accordance with applicable law.

     Employer acknowledges that Employee was granted options in fiscal 1996 to purchase 56,000 shares of Employer's common stock at an exercise price of $1.79 per share, all of which such options are currently vested. Said options will survive the termination of Employee's employment with Employer and may be exercised until they expire on December 31, 2000.

     Employee acknowledges that he is receiving a substantially increased benefit as consideration for executing this Agreement. Employee acknowledges that he is not entitled to any other benefits or monies.

     Employee and Employer agree not to disparage or impugn each other or their respective partners, officers, directors or employees, in any way. Employer shall publicly disclose the termination of Employee's employment by the issuance of a press release in the form annexed hereto. Unless required by law, rule or regulation, Employer shall not make any further public disclosure or issue any additional press releases which specifically mention Employee by name. Notwithstanding anything herein to the contrary, however, Employer may, at its sole discretion, make any public disclosures it deems appropriate provided that Employee is not specifically mentioned therein by name.

     Employee agrees that for a period of twenty-four (24) months following the termination of his employment with Employer, he will not, directly or indirectly, engage or become interested as an owner, partner, lender, director, officer, employee, consultant or in a similar capacity in any way (whether as an owner, partner, lender, investor, director, officer, employee, consultant or otherwise,) in any activity, business or enterprise, located within the geographical area of the United States, that sells any product which competes with any Company products is competitive with any significant part of the Company's business, without the prior written consent of the President of the Company.

     By signing this Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee hereby releases and discharges Employer, its employees, directors, officers, shareholders and agents from, and waives for himself and for his heirs, executors, administrators, successors, and assigns, any claim, suit, debt, contract, agreement, damages, charge, arbitration, grievance, complaint, or action (whether asserted or unasserted, known or unknown) which he now has or hereafter can, shall or may have against Employer, its parent corporation, affiliates, subsidiaries, all of its past and former subsidiaries and affiliates,


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present  and former  stockholders,  partners,  officers,  directors,  employees, agents, representatives, attorneys, successors and assigns, for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement, arising out of Employee's employment and/or professional engagement with Employer and/or his separation from employment and/or relating to the issuance to Employee of stock, options, warrants, equity or any other benefits, compensation, gifts or incentives by Employer or by any of Employer's officers, directors, employees or agents, including but not limited to any claim under federal, state, local or common law for breach of contract, for wrongful or abusive discharge or for discrimination based on race, color, ethnicity, sex age, national origin, sexual orientation, religion or disability, under Title VII of the Civil Rights Act of 1964 as amended; the Civil Rights Act of 1991; the Age Discrimination in Employment Act; the Americans with Disabilities Act; Employee Retirement Income Security Act; Family and Medical Leave Act and similar state and local laws, or any other unlawful criteria or circumstances.

     By signing this Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employer hereby releases and discharges Employee from, and waives for itself and its successors and assigns, any claim, suit, debt, contract, agreement, damages, charge, arbitration, grievance, complaint, or action (whether asserted or unasserted, known or unknown) which it now has or hereafter can, shall or may have against Employee for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement, arising out of Employee's employment and/or professional engagement with Employer and/or his separation from employment, and/or relating to the issuance to Employee of stock, options, warrants, equity or any other benefits, compensation, gifts or incentives by Employer or by any of Employer's officers, directors, employees or agents.

     Employee agrees that he has been advised to consult with an attorney prior to signing this Agreement, that he has read and understands this Agreement, and that he is fully competent to enter into this Agreement and has signed this Agreement knowingly and voluntarily. Employee has had the opportunity to ask questions and fully understands this Agreement. Employee acknowledges : (i) that the Company has expressly informed him that he has at least twenty-one (21) days in which to decide whether to sign this Agreement, but that he has decided, of his own free will and volition, to sign this Agreement before the expiration of said 21-day period and, (ii) that he has the opportunity to revoke such Agreement within seven (7) days of signing it.

     Employee represents that he does not have and has returned all business records of Employer, its parent and its affiliates, in any form and all copies thereof.

     This Agreement and the payment of any consideration hereunder shall not be construed as an admission of any kind whatsoever on the part of the Employer or the Employee.


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     Nothing  contained herein shall constitute,  or be deemed to constitute,  a waiver of either party's right to enforce the terms of this Agreement.

     This Agreement can be amended only by a writing signed by both parties. This Agreement shall be construed under New York law.


                PLEASE READ CAREFULLY. THIS AGREEMENT INCLUDES A
                        WAIVER AND RELEASE OF ALL CLAIMS.


FRED  LEVINE                                           SCHICK TECHNOLOGIES, INC.


_________________________                              By:  ____________________
Fred Levine                                                   David Schick
                                                              President  & CEO


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